UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2021

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ENS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 2.02. Results of Operations and Financial Condition

On November 10, 2021, EnerSys issued an earnings press release discussing its financial results for the second quarter of fiscal 2022. The press release, attached as Exhibit 99.1 hereto and incorporated herein by reference, is being furnished to the SEC and shall not be deemed to be "filed" for any purpose.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 10, 2021, Michael J. Schmidtlein, Executive Vice President and Chief Financial Officer of EnerSys, provided notice of his intent to retire effective March 31, 2022.

The press release, attached hereto as Exhibit 99.2, is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of November 4, 2021, the Board of Directors of EnerSys amended its Third Amended and Restated Bylaws by adding the following provisions (the “Amendment”):

•unless the Company consents in writing to the selection of an alternative forum, designate the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) to be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of EnerSys; (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any of EnerSys’ directors, officers, employees or agent to EnerSys or its stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, EnerSys’ certificate of incorporation or EnerSys’ bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction; and
•unless EnerSys consents in writing to the selection of an alternative forum, designate the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Bylaws filed as Exhibit 3.1 hereto, which is incorporated herein by reference.

Item 8.01.    Other Events

EnerSys has announced that Andrea J. Funk, who currently is Vice President Finance, Americas, will be promoted to Executive Vice President and Chief Financial Officer effective April 1, 2022. The press release, attached hereto as Exhibit 99.2, is incorporated herein by reference.

On November 10, 2021, EnerSys issued a press release announcing the establishment of a new $100 million stock repurchase authorization with no expiration date and also announced that its Board of Directors has declared a quarterly cash dividend of $0.175 per share, payable on December 31, 2021, to stockholders of record as of December 17, 2021. The press release, attached hereto as Exhibit 99.3, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Fourth Amended and Restated Bylaws of EnerSys
99.1	Press Release, dated November 10, 2021, of EnerSys regarding the financial results for the second quarter of fiscal 2022.
99.2	Press Release, dated November 10, 2021, of EnerSys regarding the retirement of CFO and announcement of successor
99.3	Press Release, dated November 10, 2021, of EnerSys regarding stock repurchase authorization and quarterly cash dividend.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: November 10, 2021	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer